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                                                                EXHIBIT 10.4


                       PATENT LICENSE AND SETTLEMENT AGREEMENT
                                       BETWEEN

                         BINKS SAMES CORPORATION, SAMES, S.A.
                            AND SAMES ELECTROSTATIC, INC.

                                         AND

                       DURR SYSTEMS GmbH AND BEHR SYSTEMS, INC.

     This Patent License and Settlement Agreement ("Agreement") is entered into as of July 10, 1998, by and between Binks Sames Corporation ("Binks"), Sames, S.A. ("SSA") and Sames Electrostatic, Inc. ("SEI") (collectively referred to as "Binks Entities") on one hand, and Behr Systems, Inc. ("Behr") and Durr Systems, GmbH ("Durr") (collectively referred to as "Durr Entities") on the other hand, is in settlement of pending litigation brought by the Durr Entities against the Binks Entities.

     1.  BACKGROUND

         1.1 The Durr Entities own U.S. Patent No. 4,405,086 entitled "DEVICE FOR ATOMIZING LIQUID COLOR" and the related foreign patents identified on Exhibit A ("the Durr Patents").

         1.2 Behr has filed suit in the United States District Court for the Eastern District of Michigan in Civil Action No. 97-72744 and Durr has filed suit in Germany against the Binks Entities for infringement of the Durr Patents ("the Lawsuits"). The Lawsuits seek the entry of a permanent injunction and damages for past infringement of the Durr Patents.

         1.3 The parties have agreed to settle the Lawsuits and release each other as set forth below.

         1.4 The Durr Patents are valid, enforceable and infringed by the PPH 605 and PPH 607 atomizers and bell cups for the PPH 605 and PPH 607 atomizers, all made and/or sold by the Binks Entities.

     2.  RESOLUTION OF THE PENDING LITIGATION

         2.1 Within five (5) business days after the date first written above, the parties and their attorneys will execute and file a Consent Judgment in a form attached hereto as Exhibit B, in both the United States District Court for the Eastern District of Michigan and the applicable court in Germany where the Lawsuits are pending. Said Consent Judgment shall declare the Durr Patents

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valid, enforceable and infringed, shall dismiss the Lawsuits with prejudice and shall provide that each party will bear its own attorneys' fees and costs.

         2.2 The Durr Entities release the Binks Entities from any and all Claims (as defined in paragraph 2.4) relating to the Durr Patents which have been or could have been asserted in the Lawsuits to the date of this Agreement and covenant not to sue the Binks Entities under such Claims.

         2.3 The Binks Entities release the Durr Entities from any and all Claims (as defined in paragraph 2.4) relating to the Durr Patents which have been or could have been asserted in the Lawsuits to the date of this Agreement and covenant not to sue the Durr Entities under such Claims.

         2.4 "Claims" shall refer to all obligations, actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, and demands whatsoever, of any kind, type or description, whether known or unknown, disputed or undisputed, accrued or unaccrued, liquidated or contingent, foreseen or unforeseen, direct, vicarious or derivative, asserted or unasserted, in law (by virtue of common law, statute, operation of law or otherwise), equity or admiralty.

     3.  LICENSE

         3.1 Upon payment as described in paragraph 3.2 below, the Binks Entities shall have a non-exclusive, fully paid-up, worldwide license under the Durr Patents (including any continuations, reissues and reexaminations thereof) for their remaining life of the Durr Patents. If at the time of payment, SSA and SEI are no longer affiliated with Binks, then only SSA and SEI shall have the non-exclusive, fully paid-up, worldwide licenses under the Durr Patents for their remaining life.

         3.2 Within five (5) business days after the closing of the sale of Binks or the closing of any separate sale of SSA and SEI, but in any event (regardless of whether a sale occurs) no later than December 31, 1998, the Binks Entities (or such purchaser) shall wire transfer to an account designated in writing by the Durr Entities the sum of $9,000,000 U.S. Dollars. In the event that the Binks Entities fail for any reason to make full payment as provided in the Agreement, the license shall terminate and the parties stipulate to entry of an immediate permanent injunction in both the United States District Court for the Eastern District of Michigan and the applicable court in Germany where the Lawsuits are currently pending. Such injunction shall, on a worldwide basis, permanently enjoin the Binks Entities, along with their successors, assigns, agents and representatives, from making, using, selling, or offering to sell any product that infringes the Durr Patents, including but not limited to the PPH 605 and PPH 607 atomizers and the bell cups for PPH 605 and PPH 607 atomizers and similar products, and is in addition to any remedies the Durr Entities may have to enforce payment of the sum specified above.

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         3.3  The Binks Entities will have no right to grant sublicenses or bring suit under the Durr Patents.

         3.4 Any improvements will be the sole property of the party making the improvement.

         3.5 This Agreement is binding on the successors of the Binks Entities (including any purchaser of any of them) and Durr Entities. This Agreement shall be assignable by the Binks Entities upon the sale of Binks, or upon the sale of SSA and SEI, should SSA and SEI be sold separately, but only to the purchaser(s) of such entities. In all other instances, this Agreement is assignable only with the prior written consent of the other parties, which consent may be withheld in the sole discretion of such other parties.

         3.6 The Durr Entities warrant that they possess full and unencumbered title to the Durr Patents, have the right to enter into this Agreement and that the Durr Patents on Exhibit A remain in force and shall be maintained in all countries for their full term.

        3.7 The Binks Entities agree to notify the Durr Entities of any infringement of the Durr Patents and cooperate with the Durr Entities in any other lawsuits that the Durr Entities may bring regarding the Durr Patents. The Binks Entities agree not to assist and/or cooperate with other persons or entities who challenge the validity, enforceability, or infringement of the Durr Patents.

     4.  MISCELLANEOUS

         4.1 This Agreement shall be governed in all respects by the laws of the State of Michigan without regard to choice of law principles. The U.S. District Court for the Eastern District of Michigan shall have exclusive jurisdiction of any controversy between the parties regarding this Agreement.

        4.2 This Agreement constitutes the entire agreement between the parties with respect to any matter related to the Lawsuits or set forth in this Agreement. The terms of this Agreement may not be varied except by written agreement executed by all parties. No other agreements, written or oral, express or implied, exist between the parties.

        4.3 This Agreement is not a license or release under any other patents or patent applications owned by the Durr Entities.

        4.4 The parties shall execute and deliver such further documents and take such further actions as may be necessary to effect, consummate, confirm or evidence their respective obligations in accordance with this Agreement.

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        4.5  Each and every covenant and agreement contained herein shall inure to the benefit of, and be binding upon, the agents, parents, subsidiaries, employees, officers, directors, assigns and successors in interest of the parties hereto.

        4.6 Each of the parties represents and warrants that it has not assigned or otherwise transferred all or any part of its claims, demands, costs, expenses, liabilities, damages, actions or causes of action against another party.

        4.7 This Agreement shall be applicable in all territories throughout the world.

        4.8 All notices, requests, demands or other communications made pursuant to the Agreement shall be made in writing and shall be deemed to have been duly given when transmitted by facsimile to the addressee at the facsimile number below, hand delivered by courier to the party to whom addressed, or five (5) business days after dispatch by United States mail, first class, postage prepaid to the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Durr Entities:             Robert J. Mulholland
                                     Behr Systems, Inc.
                                     2469 Executive Hills Blvd.
                                     Auburn Hills, Michigan 48326
                                     Telephone:  734/459-6800
                                     Facsimile:  734/459-6256

With copy to:                        Robert J. Gordon, Esq.
                                     Jaffe, Raitt, Heuer Weiss P.C.
                                     Suite 2400
                                     One Woodward Avenue
                                     Detroit, Michigan 48226
                                     Telephone:  313/961-8380
                                     Facsimile:  313/961-8358

If to the Binks Entities:            Binks Sames Corporation
                                     9201 Belmont Avenue
                                     Franklin Park, Illinois 60131-2887
                                     Telephone:  847/671-3000 x496
                                     Facsimile:  847/671-3164
                                     Attention:  Donald G. Meyer, Chairman


                                       4

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With copy to:                        Guy E. Snyder, Esq.
                                     Vedder, Price, Kaufman & Kammholz
                                     222 North LaSalle Street
                                     Chicago, Illinois 60601
                                     Telephone:  312/609-7500
                                     Facsimile:  312/609-5005


        4.9 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be in effective to the extent of such invalidity, illegality or unenforceability, without in any manner effecting the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

        4.10 This Agreement may be signed using one or more counterparts.
The several executed copies together shall be considered an original and shall be binding on the parties. In the event this Agreement is not executed by all the parties hereto and delivered to Binks prior to 5:00 p.m. Chicago time on July 8, 1998, this Agreement shall become null and void in its entirety.


ACCEPTED AND AGREED TO:

DURR SYSTEMS, GmbH                        BINKS SAMES CORPORATION
By:  /s/ Hans Dieter Potsch               By:  /s/ Donald G. Meyer
     ------------------------                  -----------------------
Its: Chairman                             Its: Chief Executive Officer
     ------------------------                  -----------------------
Date: 7-8-98                              Date:  7/10/98
     ------------------------                  -----------------------

BEHR SYSTEMS, INC.                        SAMES, S.A.

By:  /s/ Robert J. Mulholland             By:  /s/ Stephen R. Mathers
     ------------------------                  ----------------------
Its: President                            Its: President
     ------------------------                  ----------------------
Date:  7-8-98                             Date:  7/10/98
     ------------------------                  ----------------------

SAMES ELECTROSTATIC, INC.

By:  /s/ Stephen R. Mathers
     ------------------------
Its: President
     ------------------------
Date: 7/1/98
     ------------------------



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